                                                                    EXHIBIT 10.1

              EMPLOYMENT TERMINATION AGREEMENT AND GENERAL RELEASE
              ----------------------------------------------------


          THIS EMPLOYMENT TERMINATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into by and between (1) Robert G. Hatfield ("Employee") and (2) View Tech, Inc. and its parent, successor, predecessor, affiliate and related entities ("Company").


                                   RECITALS:
                                   --------

          A. Employee's employment with the Company ended due to a voluntary resignation, effective April 17, 1998, and on that date he ceased to be an employee of the Company.

          B. Employee and the Company want to settle fully and finally all potential differences or differences between them, including all or potential differences or differences which arise out of or relate to Employee's employment or separation of employment with the Company.

          NOW, THEREFORE, Employee and the Company understand and agree as follows:

          FIRST:  Non-Admission of Discrimination or Wrongdoing.
          -----   ---------------------------------------------

          (a) This Agreement shall not in any way be construed as an admission that the Company or any individual has any liability to, or acted wrongfully in any way with respect to, Employee or any other person. The Company specifically denies that it has any liability to, or that it has done any wrongful or discriminatory acts against, Employee or any other person on the part of itself, or its officers, employees and/or agents.

          (b) Employee understands and agrees that he has not suffered any discrimination in terms, conditions or privileges of his employment based on age, race, gender, religious creed, color, national origin, ancestry, physical disability, mental disability, medication condition, marital status, sexual orientation and/or sexual or racial harassment. Employee understands and agrees that he has no claim for employment discrimination under any legal or factual theory.

          SECOND:  Separation of Employment.
          ------   ------------------------

          Employee acknowledges that his employment with the Company ended due to a voluntary resignation on April 17, 1998, and that such employment will not be resumed again at any time. In addition, Employee will not apply for or otherwise seek employment with the Company at any time in the future.

          THIRD:  Company Property.
          -----   ----------------

          (a) Employee represents and agrees that he has turned over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement.

          (b) Hatfield represents and agrees that he will resume all responsibilities for all payments on the lease for his company automobile and will have the lease transferred to his name within thirty (30) days after executing this Agreement.

          FOURTH:  No Lawsuits.
          ------   -----------

          (a) Employee and the Company promise never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against the other or against the other's officers, directors, agents or employees, asserting any claims that are released in this Agreement.

          (b) Employee and the Company represent and agree that, prior to signing this Agreement, each has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the other or against the other's officers, directors, agents or employees, asserting any claims that are released in this Agreement.

          FIFTH:  Severance by the Company.
          -----   ------------------------

          In exchange for the promises herein, the Company and Employee will do the following:

          (a) Employee will be paid 18 months of severance at the rate of $20,916.66 per month, payable semi-monthly commencing April 17, 1998.

          (b) Employee and the Company will enter into the attached Consulting Agreement covering the 6-month period commencing on April 17, 1998, pursuant to which Employee will provide consultation, support and related assistance to the Company as reasonably requested by the Company, and otherwise will fully and actively support and assist the Company's Vice President and General Manager (Calvin M. Carrera or any successor to him), in connection with the Company's video business and the marketing, sale and service of the Company's video products, and pursuant to which the Company will pay Employee a consulting fee of $20,916.66 per month on a semi-monthly basis commencing on April 17, 1998.

          (c) Employee will use his best efforts to make himself available for consulting services as requested by the Company. Likewise, the Company will use its best efforts to accommodate Employee's schedule, so that there is no interference with Employee undertaking full-time employment (or the equivalent) elsewhere. Any breach of the foregoing by Employee that is not cured after five business days' notice will result in a discontinuance of the severance, consulting and any other payments which he is entitled to receive from the Company.

          (d) Employee will not compete with the Company in its business as conducted on April 17, 1998, and will not disparage the Company, for the 18-month period commencing on April 17, 1998. Any breach of the foregoing by Employee after April 17, 1998 that is not cured after five business days' notice will result in a discontinuance of the severance, consulting and other payments which he is entitled to receive from the Company. The Company similarly will not disparage Employee during such period.

          (e) The Company will cause Employee to be released from all personal guarantees and similar arrangements to which he is party and which are maintained for the benefit of the Company.

          (f) The Company will pay attorney's fees incurred by Employee in connection with the negotiation and drafting of this Employment Termination Agreement, up to a maximum of $2,500.00.

          (g) The Company will pay Employee all accrued benefits from January 1, 1998 through April 17, 1998. Such benefits include vacation in the amount of 8 days.

          (h) The Company will provide Employee with the insurance coverage he has been receiving for the 18-month period commencing on April 17, 1998.

          (i) All outstanding vested and unvested options to purchase common stock of the Company granted to Employee will be modified to provide for continued vesting and exercisability for 18-months, commencing on April 17, 1998.

          (j) The Company will provide Employee with a lump sum of $3,000.00 to be used toward an appropriate office, business equipment, expenses and secretarial support to assist Employee in locating other employment.

          (k) The Company shall continue to pay and provide Employee the compensation and benefits he was receiving prior to the date of this Agreement until the Agreement is executed by all parties. These compensation payments shall be subtracted from the other amounts paid to Employee for consulting services as described in this Agreement.

          (l) This Agreement shall not eliminate any existing benefits to which Employee already is entitled either by statute or existing Company policy, including reimbursement of unpaid business expenses (provided they are adequately documented and reasonable) and indemnification for conduct within the course and scope of his employment.

          (m) Employee acknowledges that the certain payments and promises herein are not required under the Company's certain normal policies and constitute new consideration for this Agreement.


          SIXTH:  Complete Mutual Release.
          -----   -----------------------

          (a) In exchange for the payments provided herein, Employee and the Company knowingly and voluntarily waive and release all rights and claims, known and unknown, which Employee and the Company may have against the other, and or any of the other's related or affiliated entities or successors, or any of their current or former officers, directors, managers, employees or representatives, including any and all charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind.

          (b) This includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to Employee's relationship with the Company.

          (c) This also includes a release of any claims under any federal, state or local laws or regulations, including, but not limited to: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)(S) 2000(e) et. seq. (race,
                                                          --  ---
color, religion, sex, and national origin discrimination; (2) the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et. seq. (age
                                                       --  ---
discrimination); (3) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. (S) 1981 (race discrimination);

(4) the Equal Pay Act of 1963, 29 U.S.C. (S) 206 (equal pay) ; (5) the California Fair Employment and Housing Act, Cal. Gov't. Code (S)(S) 12900, et.
                                                                           --
seq. (discrimination, including race, color, national origin, ancestry,
---
disability, medical condition, marital status, sex, sexual or racial harassment and age); (6) the California Labor Code (S)(S) 200, et. seq. (salary,
                                                    --  ---
commission, compensation, benefits and other matters); (7) the Fair Labor Standards Act, 29 U.S.C. (S)(S) 201,
et. seq. (wage and hour matters, including overtime pay); (8) the Consolidated
--  ---
Omnibus Budget Reconciliation Act of 1985 (COBRA), 42 U.S.C. S 1395(c) (insurance matters); (9) Executive Order 11141 (age discrimination); (10)
Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. (S)(S) 701, et. seq.
                                                                     --  ---
(disability discrimination); (11) the Employee Retirement Income Security Act of 1974, 29 U.S.C. (S) 1001, et. seq. (employee benefits); (12) Title I of the
                          --  ---
Americans with Disabilities Act (disability discrimination); California Labor Code Section 132(a) (discrimination based on filing a workers' compensation claim); and (13) any applicable California Industrial Welfare Commission Order (wage matters).


          SEVENTH:  Unknown Claims.
          -------   --------------

          Employee and the Company acknowledge and agree that, as a condition of this Agreement, each expressly releases all rights and claims that each knows about as well as those each may not know about. Employee and the Company expressly waive all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:


               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Employee and the Company expressly acknowledge that this Agreement is intended to include and does include in its effect, without limitation, all claims which each does not know or suspect to exist in their favor against the Company or others.


          EIGHTH:  Non-Release of Future Claims.
          ------   ----------------------------

          This Agreement does not waive or release any rights or claims that Employee or the Company may have which arise after the date Employee and the Company sign this Agreement.


          NINTH:  Ownership of Claims.
          -----   -------------------

          Employee and the Company represent and agree that each has not assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims each is releasing in this Agreement.


          TENTH:  No Representations.
          -----   ------------------

          Employee represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Agreement other than those expressly stated in this Agreement.


          ELEVENTH:  Confidentiality of this Agreement.
          --------   ---------------------------------

          (a) Employee agrees to keep the fact, terms and amount of this Agreement completely confidential, and not to disclose such information to anyone other than his spouse, attorneys and licensed tax and/or professional investment advisor (hereafter referred to as "Employee's Confidants"), all of whom will be informed of and be bound by this confidentiality provision. Neither Employee nor Employee's Confidants shall disclose the fact, amount or terms of this Agreement to anyone including, but not limited to, any representative of any print, radio or television media, to any past, present or prospective employee of or applicant for employment with the Company, executive recruiter or "headhunter," to any counsel for any current or former employee of the Company, to any other counsel or third party, or to the public at large.

          (b) Any alleged violation of this confidentiality provision shall be resolved in accordance with the arbitration provisions herein. If any proceeding is brought concerning an alleged violation of this confidentiality provision, the prevailing party shall recover from the losing party all reasonable attorneys' fees and costs incurred in connection with such proceeding. The Company shall have the burden of proving such violation by a preponderance of the evidence. The parties understand and agree that only the Company would be damaged by a violation of this confidentiality provision and for that reason the arbitrator shall have no authority to award any damages, but only attorneys' fees and costs, against the Company if it does not prevail.


          TWELFTH:  Trade Secrets.
          -------   -------------

          (a) Employee and the Company each desire to protect the trade secrets of the Company that were available to Employee prior to the termination of his employment. Employee and the Company understand and agree that this Agreement is not intended to provide any additional rights to Employee and the Company regarding protection of trade secrets other than those rights provided under California law. Employee's breach of this Paragraph Twelfth shall not constitute a breach of this Agreement or give the Company any other rights except those already afforded to it by applicable laws. However, the Company shall be able to enforce this section under the arbitration provisions of this Agreement if Employee engages in conduct in violation of this Paragraph Twelfth.

          (b) As provided by law, information may warrant protection as a "trade secret" if (1) the information has independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (2) steps that are reasonable under the circumstances have been taken to maintain the secrecy of that information. Cal. Civ. Code (S)3426.1(d)(1) and (2).

          (c) Employee understands and agrees that in the course of employment with the Company he has developed or acquired certain information, some of which may be treated as trade secrets under applicable law, concerning the Company's past, present or future clients, operations, plans, methods of doing business, projected and historical revenues, marketing, costs, production, growth and distribution, and confidential business strategies. Employee understands and agrees that it would be extremely damaging to the Company if any of its trade secrets were disclosed to a competitor or made available to any other person, corporation or other entity. Employee understands and agrees that, to the extent any such information qualifies for treatment as trade secrets, he will keep such trade secrets confidential to the extent required by applicable law and he will not in any way use, distribute or disclose such trade secrets to the extent required by applicable law.

          (d) Employee further agrees that, to the extent prohibited by applicable law, he will not use any trade secrets obtained during Employee's employment at Company to solicit or participate in or assist in the solicitation of any employees or present clients of the Company. In view of the nature of Employee's employment and the trade secrets which Employee may have received during the course of his employment, Employee also agrees that the Company may be irreparably harmed by any violation or threatened violation of this Agreement and that, therefore, the Company shall be entitled to seek an injunction prohibiting Employee from any violation or threatened violation of this Agreement, in addition to any other relief, including monetary damages, and the right to arbitration, to which the Company may be entitled. The obligations described in this paragraph shall continue in effect after the payment of the sums described herein.

          (e) In order to avoid violation of any trade secret obligations available under California law, Employee shall have the option of contacting the Company in writing to obtain approval or clearance to use or distribute information which might be considered a trade secret. Within 48 hours of receiving such a written request from Employee, the Company shall provide a written response as to whether it considers such information to be a trade secret as provided by California law.


          THIRTEENTH:  Successors.
          ----------   ----------

          This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Company and to its heirs, administrators, representatives, executors, successors and assigns.


          FOURTEENTH:  Arbitration.
          ----------   -----------

          (a) Any dispute regarding any aspect of this Agreement or any act which would violate any provision in this Agreement (hereafter referred to as "arbitrable dispute") shall be resolved by an experienced employment law arbitrator licensed to practice law in the State of California and selected in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such dispute. Judgment on any award rendered by such arbitrator may be entered in any court having proper jurisdiction.

          Should Employee or the Company institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this paragraph by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys' fees incurred as a result of such action.


          FIFTEENTH:  Tender of Severance Payment as a
          ---------   --------------------------------
                              Condition to Challenge this Agreement.
                              -------------------------------------

          Should Employee attempt to challenge the enforceability of this Agreement, as a further limitation on any right to make such a challenge, Employee shall initially submit to the Company the total proceeds to him in connection with this Agreement plus interest at the standard statutory rate, and invite the Company to retain such monies and agree with Employee to cancel this Agreement. In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled. In the event the Company does not accept such offer, the Company shall so notify Employee and shall place such monies into an interest-bearing escrow account pending resolution of the dispute between Employee and the Company as to whether or not this Agreement shall be set aside and/or otherwise rendered unenforceable.


          SIXTEENTH:  Consultation  With Counsel;
          ---------   --------------------------
                      Reasonable Time to
                      ------------------
                      Consider Agreement;
                      ------------------
                      Voluntary
                      ---------
                      Participation in this
                      ---------------------
                      Agreement; Right to
                      -------------------
                      Revoke.
                      ------

          Employee acknowledges that he has been advised of the opportunity to review this Agreement with an attorney, that he has had the opportunity to thoroughly discuss all aspects of his rights and this Agreement with an attorney to the extent Employee elected to do so, that he has carefully read and fully understands all of the provisions of this Agreement, that he has been given a reasonable period of up to twenty-one (21) days to consider signing this Agreement, and that he is voluntarily signing this Agreement.

          Employee further understands that he has the right to revoke this Agreement for a period of seven days after the date of execution, with such revocation limited to claims under the federal Age Discrimination in Employment Act. If employee revokes the release as to Age Discrimination in Employment Act claims, he understands and agrees that the release remains valid as to all other claims released herein.


          SEVENTEENTH:  Severability and Governing Law.
          -----------   ------------------------------

          (a) Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          (b) This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California.


          EIGHTEENTH:   Proper Construction.
          ----------    -------------------

          (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

          (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

          (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.


          NINETEENTH:    Entire Agreement.
          ----------     ----------------

          This Agreement is the entire agreement between Employee and the Company and fully supersedes any and all prior agreements or understandings between the parties pertaining to its subject matter.

          PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.




          Executed at _______________, California, this ___ day of ____________, 1998.

                             _______________________ (EMPLOYEE)
                             Robert G. Hatfield

                             (Payment to be made after seven (7) days, on
                                                          _______________________,
                             1998.)

                             Voluntary signature of

                             Robert G. Hatfield
                             Witnessed by:

                             ________________________

                             Address: _______________
                             ________________________

                             Dated: _________________


          Executed at _______________, California, this ___ day of __________, 1998.

                             View Tech, Inc.  (COMPANY)


                             By: ____________________

                             Name: _________________

                             Title: __________________


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